As filed with the Securities and Exchange Commission on May 15, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUCOMMUN INCORPORATED

Co-registrants are listed on the following pages.

(Exact name of registrant as specified in its charter)

Delaware	95-0693330
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23301 Wilmington Avenue

Carson, California, 90745-6209

(310) 513-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James S. Heiser

Vice President, General Counsel and Secretary

23301 Wilmington Avenue

Carson, California, 90745-6209

(310) 513-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Dhiya El-Saden

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

(213) 229-7196

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)(5)
Debt Securities, Preferred Stock (par value $.01 per share), Depositary Shares, Common Stock (par value $.01 per share), Warrants, Stock Purchase Contracts and Stock Purchase Units, or units comprising one or more classes of these securities(6)	$500,000,000	N/A	$500,000,000	$34,100
Guarantees of Debt Securities by direct and indirect subsidiaries of Ducommun Incorporated(7)(8)	$0	N/A	$0	$0

(1)	There are being registered under this registration statement such indeterminate number of securities of each identified class of the registrant, as shall have an aggregate initial offering price not to exceed $500,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.
(2)	The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)	$250,000,000 of the securities registered pursuant to this registration statement consist of unsold securities (the “Unsold Securities”) previously registered by the registrant on its Registration Statement on Form S-3 filed on May 21, 2010, amended by Pre-Effective Amendment No. 1 thereto filed on July 7, 2010, and Amendment No. 2 thereto filed on August 3, 2010 (as amended, the “Prior Registration Statement”) and declared effective on August 3, 2010 (File No. 333-167021). As of the date hereof, all of the Unsold Securities remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the $17,825 registration fee previously paid by the registrant in connection with the Unsold Securities will continue to be applied to the Unsold Securities. The “Amount of registration fee” above relates to the additional $250,000,000 of securities being registered hereunder. As a result, a filing fee of $34,100 is being paid herewith. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(6)	Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock that may be issued upon conversion of preferred stock, debt securities or units, which are being registered, an indeterminate amount or number of debt securities and shares of common stock and preferred stock that may be issued upon exercise of warrants, which are being registered, and an indeterminate number of shares of common stock that may be issued upon settlement of stock purchase contracts or stock purchase units, which are being registered. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(7)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.
(8)	See the following page for a list of the subsidiary guarantors.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The following direct and indirect subsidiaries of Ducommun Incorporated may guarantee the debt securities issued hereunder and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is c/o Ducommun Incorporated, 23301 Wilmington Avenue, Carson, California, 90745-6209, (310) 513-7280.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
CMP Display Systems, Inc.	California	95-3472069
Composite Structures, LLC	Delaware	95-4610303
Ducommun AeroStructures, Inc.	Delaware	94-3343649
Ducommun AeroStructures Mexico, LLC	Delaware	56-2639383
Ducommun AeroStructures New York, Inc.	New York	14-1594976
Ducommun LaBarge Technologies, Inc.	Arizona	95-4585832
Ducommun LaBarge Technologies, Inc.	Delaware	73-0574586
LaBarge Acquisition Company, Inc.	Missouri	26-3749784
LaBarge Electronics, Inc.	Missouri	43-1744941
LaBarge/STC, Inc.	Texas	76-0499843
Miltec Corporation	Alabama	72-1354289

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement containing this prospectus filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 15, 2013

PROSPECTUS

Ducommun Incorporated

$500,000,000

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Guarantees of Debt Securities

Units of these Securities

We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “DCO.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2013.

We have not authorized anyone to provide you with any information or to make any representation that is different from, or in addition to, the information contained in this prospectus or any documents incorporated by reference in this prospectus. If anyone provides you with different, additional or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, or the information contained in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of each such document, unless the information specifically indicates that another date applies.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

Unless the context otherwise requires, the terms the “Company,” “we” and “our” refer to Ducommun Incorporated, a Delaware corporation, and its predecessors and subsidiaries.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be construed as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risks and uncertainties. Our future financial results could differ materially from those anticipated due to factors such as our ability to manage and otherwise comply with our covenants with respect to our considerable outstanding indebtedness; our ability to service our considerable indebtedness; the cyclicality of our end-use markets and the level of new commercial and military aircraft orders; industry and customer concentration; production rates for various commercial and military aircraft programs; the level of U.S. Government defense spending, compliance with applicable regulatory requirements and changes in regulatory requirements, including regulatory requirements applicable to government contracts and sub-contracts; increasing consolidation of customers and suppliers in our markets; product performance and delivery; our ability to realize further benefits from the acquisition of LaBarge, Inc., including growth, cost savings or accretive value; start-up costs, manufacturing inefficiencies and possible overruns on new contracts; our ability to manage the risks associated with international operations and sales; increased design, product development, manufacturing, supply chain and other risks and uncertainties associated with our growth strategy to become a Tier 2 supplier of higher-level assemblies; possible goodwill and other asset impairment; economic and geopolitical developments and conditions; unfavorable developments in the global credit markets; our ability to operate within highly competitive markets; technology changes and evolving industry and regulatory standards; the risk of environmental liabilities; risks associated with other acquisitions and dispositions of businesses by us; litigation in respect of us and other factors beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent documents incorporated by reference in this prospectus should be consulted. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors,” and other matters discussed in our most recent Annual Report on Form 10-Kfiled with the Securities and Exchange Commission and incorporated herein by reference. See “Incorporation of Certain Documents by Reference” as well as the applicable prospectus supplement.

i

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of these securities. These risks and uncertainties are described in the risk factor section of the documents that are incorporated by reference in this prospectus. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplements. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement before you invest in our securities.

THE COMPANY

Ducommun Incorporated is the successor to a business founded in California in 1849, first incorporated in California in 1907, and reincorporated in Delaware in 1970. We are a leading global provider of engineering and manufacturing services for high-performance products and high-cost-of failure applications used primarily in the aerospace, defense, industrial, energy, and medical industries. Ducommun differentiates itself as a full-service provider, offering a wide range of value-added products and services in our primary businesses of electronics, structures and integrated solutions. We operate through two primary business units: Ducommun LaBarge Technologies (“DLT”) and Ducommun AeroStructures (“DAS”).

DLT has three major product offerings in electronics manufacturing for diverse, high-reliability applications: complex cable assemblies and interconnect systems, printed circuit board assemblies, and higher-level electronic, electromechanical and mechanical assemblies. Components and assemblies are provided principally for domestic and foreign commercial and military fixed wing aircraft, helicopter and space programs as well as selected non-aerospace high-reliability applications for the industrial automation, natural resources (mine automation and drilling), and medical device end-use markets. We build custom, high-performance electronics and electromechanical systems. Our products include sophisticated radar enclosures, aircraft avionics racks and shipboard communications and control enclosures, printed circuit board assemblies, cable assemblies, wire harnesses, and interconnect systems and other high-level complex assemblies. DLT has a highly-integrated production process, including manufacturing, engineering, fabrication, machining, assembly, electronic integration, and related processes. Engineering, technical and program management services (including design, development, and integration and testing of circuit card assemblies and cable assemblies) are provided to a wide range of customers.

In response to customer needs and utilizing our in-depth engineering expertise, DLT is also a leading supplier of engineered products including, illuminated pushbutton switches and panels for aviation and test systems, microwave and millimeter switches and filters for radio frequency systems and test instrumentation, and motors and resolvers for motion control.

DLT also provides engineering expertise for aerospace system design, development, integration, and test. We leverage the knowledge base, capabilities, talent, and technologies of this focused capability into direct support of our customers. Our expertise includes engineering capabilities in systems engineering, aerodynamics, propulsion, guidance-navigation-and control, lethality/warheads, simulations, avionics, structures, software, inertial measurement units, seeker/sensors, and signal/data processing.

DAS has three major product offerings to support a global customer base: structural components, structural assemblies and bonded (metal and composite) components. In the structural components products, DAS designs, engineers, and manufactures the largest, most complex contoured aluminum, titanium and Inconel® aerostructure components in the aerospace industry today. Structural assemblies products include winglets and fuselage structural panels for aircraft. Metal and composite bonded structures and assemblies products include aircraft wing spoilers, large fuselage skins, helicopter blades, flight control surfaces and engine components. To support these products, DAS maintains advanced machine milling, stretch-forming, hot forming, metal bonding, composite layup, and chemical milling capabilities and has an extensive engineering capability to support both design and manufacturing.

For more information about our business, please refer to the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our most recent annual report on Form 10-K filed with the SEC and incorporated by reference in this prospectus.

Our principal executive offices are located at 23301 Wilmington Avenue, Carson, California, 90745-6209, (310) 513-7200, and our Internet website address is www.ducommun.com. Information on or connected to our Internet website is not a part of this prospectus.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which we may issue in one or more series and which may include provisions regarding conversion or exchange of the debt securities into our common stock or other securities;

•	guarantees of the debt securities by certain of our subsidiaries;

•	preferred stock, which we may issue in one or more series;

•	depositary shares;

•	common stock;

•	warrants entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities or other securities;

•	stock purchase contracts;

•	stock purchase units;

•	units of the above securities; or

•	any derivative security of a security listed above or any security listed above containing a derivative feature such as a put or call option.

When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future. In each prospectus supplement we will include, among other things, the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	the plan of distribution for the securities;

•	if applicable, information about securities exchanges on which the securities will be listed;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus. For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and the applicable prospectus supplement, together with the information described under the heading “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the three months ended March 30, 2013 and five years ended December 31, 2012:

	Three Months Ended	Year Ended December 31,
	March 30, 2013	2012	2011		2010	2009	2008
Ratio(1)	1.3	1.6	—	(2)	8.7	4.6	8.3

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income, including distributions received from equity investments, before income taxes, interest expensed, interest amortized to cost of sales and income attributable to minority interests. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.
(2)	Earnings were insufficient to cover fixed charges by $32,409,000.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of Ducommun Incorporated. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•

the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•

the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•

the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•

the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•

any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our direct or indirect subsidiaries that may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. Unless otherwise described in the applicable prospectus supplement, the guarantees will be full and unconditional and joint and several.

The indenture will provide that, in the event that any guarantee of a guarantor subsidiary constitutes a fraudulent transfer or conveyance, the guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the applicable guarantor, result in the obligations of such guarantor under its guarantee not constituting such fraudulent transfer or conveyance.

Unless otherwise described in the applicable prospectus supplement, any guarantor subsidiary will be released as a guarantor upon (i) certain sales of the capital stock or substantially all of the assets of such guarantor, (ii) the merger or consolidation of such guarantor with another person (other than with us or another of our guarantor subsidiaries), (iii) such guarantor ceasing to guarantee any of our indebtedness (as defined in the indenture), or (iv) the designation of such guarantor as an unrestricted subsidiary (as defined in the indenture); provided that such sale or other transaction is otherwise in compliance with the indenture.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series, the guarantees (as they relate thereto) or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

•

our failure or the failure of any restricted subsidiary to pay final judgments that are non-appealable aggregating in excess of $50 million, net of applicable insurance that has not been denied in writing by the insurer, which judgments are not paid, discharged or stayed for a period of 60 days;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture); or

•

any guarantee of any guarantor subsidiary that is a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of such guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any guarantor denies its liability under its guarantee (other than by reason of release of a guarantor from its guarantee in accordance with the terms of the indenture and the guarantee).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us and our guarantor subsidiaries to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us and our guarantor subsidiaries to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us and our guarantor subsidiaries to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•

comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us or any guarantor of the debt securities;

•

provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	delete a guarantor subsidiary that, in accordance with the terms of the indenture, ceases to be liable on its guarantee of debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, including defaulted interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities or any guarantee;

•	release any guarantor from any of its obligations under its guarantee or the indenture except in accordance with the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture, the debt securities and the guarantees of the debt securities.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK AND DEPOSITARY SHARES

Our authorized capital stock consists of 35,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. At March 30, 2013, 10,603,650 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. The holders are not entitled to cumulative voting in the election of directors. Directors are elected by plurality vote.

Holders of common stock have no preemptive rights. They are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common stock is not entitled to any sinking fund, redemption or conversion provisions. On our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock, if any. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services.

The following provisions in our charter or bylaws may make a takeover of our company more difficult:

•

a provision in our charter that our Bylaws may not be amended by our stockholders except by the affirmative vote of at least 75% of the total voting power of all outstanding shares of our voting stock;

•	a provision in our charter that our board of directors will be a classified board pursuant to which one-third of our directors will be elected each year to serve for a three-year term;

•	a provision in our charter prohibiting stockholder action by written consent;

•

a provision in our charter requiring that any proposal for (i) the merger or consolidation of our company and another company that owns (together with its affiliates), directly or indirectly, 10% of more of our outstanding shares of common stock (a “significant stockholder”), or (ii) our sale to a significant stockholder of substantially all of our assets or business, be approved by the affirmative vote of at least 75% of the total voting power of all outstanding shares of our stock, unless (a) our board of directors approved the merger, consolidation or sale prior to the other company’s acquisition of 10% of our outstanding shares or (b) we own 50% or more of the other company;

•	a bylaw limiting the persons who may call special meetings of stockholders to our board of directors; and

•

bylaws establishing an advance written notice procedure for stockholders seeking to nominate candidates for election to the board of directors or for proposing matters which can be acted upon at stockholders’ meetings.

These provisions may delay stockholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a stockholder who desires to participate in a business combination or elect a new director may consider them disadvantageous. Additionally, the issuance of preferred stock could delay or prevent a change of control or other corporate action.

Delaware Anti-Takeover Statute. As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” from engaging in a “business combination” with us for three years following the date that person became an interested stockholder, unless:

•

before that person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by persons who are both directors and officers of our corporation or by certain employee stock plans; or

•

on or following the date on which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock excluding shares held by the interested stockholder.

An “interested stockholder” is generally a person owning 15% or more of our outstanding voting stock. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Preferred Stock

We may issue preferred stock in series with any rights and preferences that may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe, as to the series of preferred stock to which it relates:

•	the title of the series of preferred stock;

•	any limit upon the number of shares of the series of preferred stock that may be issued;

•	the preference, if any, to which holders of the series of preferred stock will be entitled upon our liquidation;

•	the date or dates on which we will be required or permitted to redeem the preferred stock;

•	the terms, if any, on which we or holders of the preferred stock will have the option to cause the preferred stock to be redeemed or purchased;

•	the voting rights, if any, of the holders of the preferred stock;

•	the dividends, if any, that will be payable with regard to the series of preferred stock, which may be fixed dividends or participating dividends and may be cumulative or non-cumulative;

•	the right, if any, of holders of the preferred stock to convert it into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

•	any provisions by which we will be required or permitted to make payments to a sinking fund to be used to redeem preferred stock or a purchase fund to be used to purchase preferred stock; and

•	any other material terms of the preferred stock.

Holders of shares of preferred stock will not have preemptive rights.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to current or other reports we file with the SEC. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts that are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, debt securities or units of two or more of these types of securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased upon exercise of the warrants and procedures by which the number of these securities may be adjusted;

•	the exercise price of the warrants;

•	the period during which you may exercise the warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms relating to the modification of the warrants;

•	information with respect to book-entry procedures, if any;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock, depositary shares, debt securities or other securities, holders of the warrants will not have any of the rights of holders of the common stock, preferred stock, depositary shares, debt securities or other securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of common stock, preferred stock or depositary shares, the right to vote or to receive any payments of dividends on the common stock, preferred stock or depositary shares purchasable upon exercise; or

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a fixed or varying number of shares of common stock, preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately, or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement, or any combination of the foregoing, in each case securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. government securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock, preferred stock or depositary shares to us.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contract, and, if applicable, collateral or depositary arrangements, relating to such stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will be discussed in the related prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, units will consist of one or more stock purchase contracts, warrants, debt securities, debt securities guarantees, preferred stock, common stock, depositary shares or any combination thereof. You should refer to the applicable prospectus supplement for:

•

all terms of the units and of the stock purchase contracts, warrants, debt securities, debt securities guarantees, shares of preferred stock, shares of common stock, depositary shares or any combination thereof comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	through brokers;

•	directly by us to purchasers; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices or varying prices determined at the time of sale. The distribution of securities may be effected from time to time in one or more transactions by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement. We may elect to list any class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum compensation or discount to be received by any FINRA member or independent broker dealer may not exceed 8 percent of the offering proceeds from the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. These will be conducted as “at the market offerings” within the meaning of the Securities Act. The prospectus supplement will set forth the terms of our arrangement with the broker.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of ours, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP has rendered an opinion with respect to the validity of the securities being offered by this prospectus. As to certain specific matters, Balch & Bingham LLP has rendered an opinion with respect thereto under Alabama law, Kutak Rock LLP has rendered an opinion with respect thereto under Arizona law and Armstrong Teasdale LLP has rendered an opinion with respect thereto under Missouri law. We have filed these opinions as exhibits to the registration statement of which this prospectus is a part. If counsel for any underwriters passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Ducommun Incorporated files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street NE, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet world wide website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that website is www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We and our subsidiaries who may be guarantors have filed jointly with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits, contains additional relevant information about us, any guarantor subsidiaries and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus. These documents contain important information about us and our business, prospects and financial condition.

Filing	Period or Date Filed
Annual Report on Form 10-K Quarterly Report on Form 10-Q	Year ended December 31, 2012 Quarter ended March 30, 2013
Current Reports on Form 8-K	February 12, 2013, March 22, 2013, March 28, 2013 and May 3, 2013

The description of our common stock contained in our registration statement on Form 8-A filed October 30, 1996.

The information set forth under the captions “Election of Directors,” “Committees of the Board of Directors,” “Section 16(a) Beneficial Ownership Reporting Compliance,” “Code of Ethics,” “Compensation of Executive Officers,” “Compensation of Directors,” “Compensation Committee Interlocks and Insider Participation,” “Compensation Committee Report,” “Security Ownership of Certain Beneficial Owners and Management” and “Principal Accountant Fees and Services” contained in our Proxy Statement relating to our May 1, 2013 annual meeting of stockholders and incorporated into our annual report on Form 10-K.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this registration statement and prior to effectiveness of the registration statement and on or after to the date of this prospectus and prior to the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose changes in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the closing of each offering will automatically update and supersede previous information included or incorporated by reference in this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations

Ducommun Incorporated

23301 Wilmington Avenue

Carson, California 90745-6209

(310) 513-7200

DUCOMMUN INCORPORATED

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Guarantees of Debt Securities

Units of These Securities

PROSPECTUS

            , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$34,100	*
Printing and engraving fees and expenses			**
Trustees’ fees and expenses			**
Accountants’ fees and expenses			**
Legal fees and expenses			**
Miscellaneous			**

Total	$		**

*	Pursuant to Rule 415(a)(6) under the Securities Act, the registration fee of $17,825 previously paid by the registrant in connection with $250,000,000 of the $500,000,000 of securities registered hereunder continues to be applied to those securities and is carried forward from the Prior Registration Statement. The $34,100 registration fee included above relates to the additional $250,000,000 of securities being registered hereunder.
**	These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.	Indemnification of Directors and Officers.

Ducommun Incorporated’s restated certificate of incorporation, as amended, eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law currently or hereafter in effect. Ducommun Incorporated’s Bylaws as amended, provide that Ducommun Incorporated shall, to the full extent permitted by the law, indemnify each person who is or was a director or officer of Ducommun Incorporated, and each person who is or was serving at the request of Ducommun Incorporated as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Ducommun Incorporated has entered into an indemnification agreement with each of its directors and executive officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. Ducommun Incorporated’s certificate of incorporation provides for such limitations on liability.

In addition to indemnification by Ducommun Incorporated pursuant to its certificate of incorporation, the, directors and officers of the co-registrants are generally also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the co-registrants’ organizational documents or under the statutes under which the co-registrants are organized.

Any underwriting agreement, which will be filed as Exhibit 1.1 by amendment hereto or pursuant to a current report on Form 8-K to be incorporated herein by reference, will provide that the underwriters named therein will indemnify and hold harmless Ducommun Incorporated, the co-registrants and each director, officer who signs this registration statement or controlling person of Ducommun Incorporated and the co-registrants from and against specific liabilities, including liabilities under the Securities Act.

Ducommun Incorporated also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by directors and officers of Ducommun Incorporated and the co-registrants in their capacity as such.

Item 16.	Exhibits and Financial Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Ducommun Incorporated’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

DUCOMMUN INCORPORATED

By:	/s/ Joseph B. Bellino
Joseph B. Bellino Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino Joseph P. Bellino	Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2013

/s/ Douglas L. Groves Douglas L. Groves	Vice President and Controller (Principal Accounting Officer)	May 15, 2013

Richard A. Baldridge	Director	May 15, 2013

/s/ Joseph C. Berenato Joseph C. Berenato	Director	May 15, 2013

/s/ Gregory S. Churchill Gregory S. Churchill	Director	May 15, 2013

/s/ Ralph D. Crosby, Jr. Ralph D. Crosby, Jr.	Director	May 15, 2013

/s/ Robert C. Ducommun Robert C. Ducommun	Director	May 15, 2013

/s/ Dean M. Flatt Dean M. Flatt	Director	May 15, 2013

/s/ Jay L. Haberland Jay L. Haberland	Director	May 15, 2013

/s/ Robert D. Paulson Robert D. Paulson	Director	May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

CMP DISPLAY SYSTEMS, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	President and Director (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser James S. Heiser	Director	May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

DUCOMMUN AEROSTRUCTURES, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	President and Director (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser James S. Heiser	Director	May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

DUCOMMUN AEROSTRUCTURES NEW YORK, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	President and Director (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser James S. Heiser	Director	May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

DUCOMMUN LABARGE TECHNOLOGIES, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	President and Director (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser James S. Heiser	Director	May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

MILTEC CORPORATION

By:	/s/ Anthony J. Reardon
Anthony J. Reardon
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon	Chief Executive Officer and Director	May 15, 2013
Anthony J. Reardon	(Principal Executive Officer)

/s/ Joseph P. Bellino	Vice President and Director	May 15, 2013
Joseph P. Bellino	(Principal Financial Officer and Principal Accounting Officer)

/s/ James S. Heiser	Director	May 15, 2013
James S. Heiser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

COMPOSITE STRUCTURES, LLC

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon	President and Director	May 15, 2013
Anthony J. Reardon	(Principal Executive Officer)

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser	Director	May 15, 2013
James S. Heiser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

DUCOMMUN AEROSTRUCTURES MEXICO, LLC

By:	/s/ Anthony J. Reardon
Anthony J. Reardon
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon	President and Director	May 15, 2013
Anthony J. Reardon	(Principal Executive Officer)

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser	Director	May 15, 2013
James S. Heiser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

DUCOMMUN LABARGE TECHNOLOGIES, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon	President and Director	May 15, 2013
Anthony J. Reardon	(Principal Executive Officer)

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser	Director	May 15, 2013
James S. Heiser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

LABARGE ACQUISITION COMPANY, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon	President and Director	May 15, 2013
Anthony J. Reardon	(Principal Executive Officer)

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser	Director	May 15, 2013
James S. Heiser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

LABARGE ELECTRONICS, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	Director and President (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013

/s/ James S. Heiser James S. Heiser	Director	May 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on May 15, 2013.

LABARGE/STC, INC.

By:	/s/ Anthony J. Reardon
Anthony J. Reardon President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph P. Bellino and James S. Heiser, and each of them, as his true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act without the others, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or their substitute or resubstitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Reardon Anthony J. Reardon	President and Director (Principal Executive Officer)	May 15, 2013

/s/ Joseph P. Bellino	Director and Vice President (Principal Financial Officer and Principal Accounting Officer)	May 15, 2013
Joseph P. Bellino

/s/ James S. Heiser James S. Heiser	Director	May 15, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 29, 1990 (incorporated by reference to Exhibit 3.1 to Ducommun Incorporated’s Annual Report on Form 10-K for the year ended December 31, 1990 (File No. 001-08174)).

4.2	Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on May 27, 1998 (incorporated by reference to Exhibit 3.2 to Ducommun Incorporated’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 001-08174)).

4.3	Bylaws as amended and restated on March 19, 2013 (incorporated by reference from Exhibit 99.1 to Ducommun Incorporated’s Current Report on Form 8-K, filed with the SEC on March 22, 2013 (File No. 001-08174)).

4.4	Amendment No. 1 to Bylaws (incorporated by reference to Exhibit 99.1 to Ducommun Incorporated’s Current Report on Form 8-K filed with the SEC on May 3, 2013 (File No. 001-08174)).

4.5	Form of Debt Securities Indenture.

4.6*	Form of Supplemental Indenture.

4.7*	Form of Deposit Agreement and Deposit Receipt.

4.8*	Form of Warrant Agreement (including form of warrant).

4.9*	Form of Stock Purchase Contract.

4.10*	Form of Stock Purchase Unit Agreement.

4.11*	Form of Unit Agreement.

4.12	Specimen of Common Stock Certificate.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Balch & Bingham LLP.

5.3	Opinion of Kutak Rock LLP.

5.4	Opinion of Armstrong Teasdale LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.3	Consent of Balch & Bingham LLP (included in Exhibit 5.2).

23.4	Consent of Kutak Rock LLP (included in Exhibit 5.3).

23.5	Consent of Armstrong Teasdale LLP (included in Exhibit 5.4).

24.1	Powers of Attorney (included on the signature pages of this registration statement).

25.1*	Statement of eligibility of trustee on Form T-1 for Debt Securities.

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.